NOVOGRADAC
& COMPANY LLP
CERTIFIED PUBLIC ACCOUNTANTS

Independent Auditors' Report

To the Partners of
Ledge/McLaren Limited Partnership:

We have audited the accompanying balance sheet of Ledge/McLaren Limited Partnership as of December 31, 2006, and the related statements of operations, changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements and supplemental schedules of the Partnership as of December 31, 2005 were audited by other auditors whose report dated January 16, 2006, expressed an unqualified opinion on those statements. The 2005 audit was conducted in accordance with auditing standards generally accepted in the United States of America.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was made for the purpose of forming an opinion on the financial statements referred to in the first paragraph taken as a whole. The accompanying 2006 supplemental schedules are presented for purposes of additional analysis and are not a required part of the above financial statements. Such information has been subjected to the auditing procedures applied in the audits of the financial statements referred to above; and, in our opinion, the information is fairly stated in all material respects in relation to the financial statements taken as a whole.

Novogradac & Company LLP

Alpharetta, Georgia
February 21, 2007

2325 LAKEVIEW PARKWAY, SUITE 450 ALPHARETTA, GEORGIA 30004 TELEPHONE (678) 867-2333 FACSIMILE (678) 867-2366 http://www.novoco.com